Exhibit 5.1

Covington & Burling LLP One CityCenter 850 Tenth Street, NW Washington, DC 20001-4956 T +1 202 662 6000

November 13, 2025

Omeros Corporation

201 Elliott Avenue West

Seattle, Washington 98119

Ladies and Gentlemen:

We have acted as special counsel to Omeros Corporation, a Washington corporation (the “Company”), and are rendering this opinion in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of the offer and sale by the Company from time to time of an unlimited number or dollar amount of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) one or more series of the Company’s senior or subordinated debt securities (the “Debt Securities”), with such senior debt securities to be issued pursuant to the Indenture, dated August 14, 2020 (the “Senior Indenture”), between the Company and Computershare Trust Company, National Association, as successor trustee, (iv) depositary shares, representing a fractional interest in a share of Preferred Stock and evidenced by a depositary receipt (the “Depositary Shares”), (v) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock or Debt Securities, (vi) rights to subscribe for and to purchase Common Stock or Preferred Stock (“Subscription Rights”), and (vii) units, comprised of one or more of the Common Stock, Preferred Stock, Debt Securities, Warrants or Subscription Rights in any combination (the “Units,” and collectively with the Debt Securities, Depositary Shares, Warrants and Subscription Rights, the “Covered Securities”), in each case pursuant to the Registration Statement on Form S-3 filed with the United States Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”).

We have reviewed the Registration Statement and the Senior Indenture. We have also reviewed such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have assumed further that the Company is a corporation duly organized, validly existing and in good standing under the law of the state of Washington and has all requisite power, authority and legal right to execute and deliver, and perform its obligations under, the Covered Securities and the Senior Indenture, and that the Company has duly authorized, executed and delivered the Senior Indenture. With respect to all matters of Washington law, we note that you are relying on an opinion of Holland & Knight LLP, dated as of the date hereof, which opinion is filed as Exhibit 5.2 to the Registration Statement.

Omeros Corporation
November 13, 2025

We have assumed that, at the time of the issuance, sale and delivery of each issue of Covered Securities: (i) the performance by the Company of the Senior Indenture, and any supplemental indenture thereto and the execution, delivery and performance by the Company of the subordinated indenture in the form of Exhibit 4.4 to the Registration Statement and any supplemental indenture thereto (collectively, the “Subordinated Indenture”), any deposit agreement, warrant agreement, subscription agreement, rights agreement and/or rights certificate, unit agreement, amendment to the certificate of incorporation or other relevant governing instrument (collectively with the Senior Indenture and the Subordinated Indenture, the “Documents”), as applicable, and all actions necessary for the issuance of the applicable Covered Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company or otherwise; (ii) the Company will have duly authorized, executed and delivered any such Document and will have duly authorized the issuance of any such Covered Securities, and none of such authorizations will have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (iii) the prospectus included in the Registration Statement will describe the Covered Securities offered thereby or an appropriate prospectus supplement will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder and will describe the Covered Securities offered thereby. We have also assumed that the Covered Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement. We have assumed further that the Documents (other than any amendment to the certificate of incorporation) will be governed by and construed in accordance with the law of the State of New York. With respect to any Document executed or to be executed by any party other than the Company, we have assumed that such party has, or will have, duly authorized, executed and delivered the Documents to which it is a party and that each such Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms.

We have assumed further that, except as to legal conclusions expressly set forth in this opinion, the information and representations and warranties contained in the agreements, instruments, records, certificates and other documents we reviewed were true, accurate and complete as of their stated date and are true, accurate and complete as of the date of this letter.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that when, as and if:

1.                   With respect to any series of Debt Securities: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such law; (ii) the Subordinated Indenture (including any supplement thereto) has been duly authorized, executed and delivered on behalf of the Company and a trustee qualified to act as such under applicable law and the Subordinated Indenture has been duly qualified under the Trust Indenture Act of 1939; (iv) all necessary corporate action has been taken by the Company to authorize any necessary indenture supplement and the form, terms, execution and delivery of the Debt Securities in conformity with the applicable indenture and any indenture supplement; (v) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; (vi) any shares of Common Stock or Preferred Stock initially issuable upon the conversion or exchange of such Debt Securities, as applicable, have been duly and validly authorized and reserved for issuance and sale; and (vii) such Debt Securities have been duly executed by the Company and authenticated by the applicable trustee in accordance with the applicable indenture and any indenture supplement and have been duly issued and delivered against payment therefor in accordance with such corporate action and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Debt Securities and the plan of distribution, then, upon the happening of such events, such Debt Securities (including any Debt Securities to be issued by the Company upon the conversion or exercise of other Covered Securities to be issued by the Company pursuant to the Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Omeros Corporation
November 13, 2025

2.                   With respect to the Depositary Shares: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such law; (ii) all necessary corporate action has been taken by the Company to authorize a deposit agreement and the form, terms, execution and delivery of any Depositary Shares and to fix or otherwise determine the consideration to be received for the Depositary Shares and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Preferred Stock underlying the Depositary Shares have been duly and validly authorized and reserved for issuance and sale; (v) the deposit agreement with respect to the Depositary Shares has been duly authorized, executed and delivered by the Company and the depositary; and (vi) the depositary receipts evidencing the Depositary Shares have been duly executed and delivered by the depositary against payment therefor in accordance with the applicable deposit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Depositary Shares and the plan of distribution, then, upon the happening of such events, such Depositary Shares will be legally issued and will entitle the holders thereof to the rights specified in the deposit agreement, in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principle.

3.                   With respect to the Warrants: (i) the Registration Statement and any required post-effective amendments to the Registration Statement have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize any necessary warrant agreement and the form, terms, execution and delivery of any Warrants and to fix or otherwise determine the consideration to be received for the Warrants; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock or any Debt Securities purchasable upon exercise of such Warrants, as applicable, have been duly and validly authorized and, with respect to shares of Common Stock or shares of Preferred Stock, reserved for issuance and sale; and (v) the Warrants have been duly executed and delivered by the Company against payment therefor in accordance with the terms of any applicable warrant agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Warrants and the plan of distribution, then, upon the happening of such events, the Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Omeros Corporation
November 13, 2025

4.                   With respect to the Subscription Rights: (i) the Registration Statement and any required post-effective amendments to the Registration Statement have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize a subscription rights agreement and/or subscription rights certificate and the form, terms, execution and delivery of any Subscription Rights and to fix or otherwise determine the consideration to be received for the Subscription Rights; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock to be issued pursuant to such Subscription Rights, as applicable, have been duly and validly authorized and reserved for issuance and sale; and (v) the Subscription Rights have been duly executed and delivered by the Company against payment therefor in accordance with any applicable rights agreement or rights certificate, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Subscription Rights and the plan of distribution, then, upon the happening of such events, the Subscription Rights will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.                   With respect to the Units: (i) the Registration Statement and any required post-effective amendments to the Registration Statement have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize a unit agreement and the form, terms, execution and delivery of the Units and any other registered securities underlying the Units and to fix or otherwise determine the consideration to be received for the Units; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock, shares of Preferred Stock, Warrants, Debt Securities or Subscription Rights to be issued pursuant to such Units have been duly and validly authorized and, with respect to shares of Common Stock or Preferred Stock, reserved for issuance and sale; and (v) the Units have been duly executed and delivered by the Company against payment therefor in accordance with any applicable unit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Units and any other registered securities underlying the Units and the plan of distribution, then, upon the happening of such events, the Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Omeros Corporation
November 13, 2025

The foregoing opinion is subject to the following qualifications:

We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other provisions, however expressed, altering or eliminating the rights, liabilities or benefits a party otherwise would have or bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, hold-harmless or arbitration provisions, disclaimers, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; (iv) provisions for contribution, liquidated damages, penalties, forfeitures, penalty interest, interest on interest, and premiums payable upon acceleration of indebtedness; or (v) provisions purporting to supersede equitable principles, including provisions requiring amendments and waivers to be in writing and provisions making notices effective even if not actually received.

We are members of the bars of the District of Columbia and the State of New York. We do not express any opinion herein on any laws other than the law of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling LLP

Covington & Burling LLP